SECTOR: Healthcare
INDUSTRY: Drug Manufacturer

Biostar Pharmaceuticals, Inc.
No. 588 Shiji Xi Road,
Xianyang, Shaanxi Province,
P.R. China
Tel: +86-29-33686638
www.biostarpharmaceuticals.com

Company Contact:
Bill Chen
Chief Financial Officer
Phone: +86-138-161-00700
bchen65@gmail.com

Investor Relations:
Ted Haberfield
HC International, Inc.
Tel: +1-760-755-2160
thaberfield@hcinternational.net

SELECT FINANCIALS

Nasdaq GM : BSPM

Fiscal Year End	Dec. 31st
Price (09//09/10)	$2.43
Market Cap:	$67.6 million
Shares Outstanding (06/30/10)	26.3 million
Fully Diluted Shares (06/30/10)	27.8 million
Cash (06/3010)	$8.6 million (unaudited)
Revenue (1H 2010)	$31.8 million (unaudited)
Adjusted Net Income (1H 2010)	$8.2 million * (unaudited)
Adjusted EPS (1H 2010)	$0.30 * (unaudited)
Management Ownership	34.9%
Legal:	Richardson & Patel LLP
Auditor:	Mazars Hong Kong

* Excluding 2009 non-cash stock-based compensation charge of $1.0 million.

Biostar Pharmaceuticals, Inc. - based in Xianyang, China, develops, manufactures and markets traditional Chinese medicines, generic pharmaceuticals and medical nutrients for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. Biostar also manufactures two broad-based OTC products, two prescription-based pharmaceuticals and four nutritional products plus hernia belt through its GMP-certified manufacturing facility and sells its products through an extensive nationwide distribution network. The Company has adopted international standards and currently has one patent and has two additional patents pending approval.

Investment Highlights

- Regional market leader with 10 products currently being sold and a pipeline of 10 new products in SFDA review
- Supplier of a leading SFDA-approved OTC anti-hepatitis drug which provides easy access to cheaper and effective medicine through retail channels with substantial upside market potential
- Established national distribution network supported by a sales team of 286 professionals which are highly focused on different market sub-segments
- Cost-saving R&D model combines internal and external resources with proven track record of effectiveness
- Sound growth strategy capitalizes on key market opportunities
- Management has considerable equity ownership and consists of industry veterans that are dedicated to lead the Company to continued growth

Pharmaceutical and OTC Market Opportunity

- China is to become the world's 5th largest pharmaceutical market by 2010
  * Projected CAGR: 16%-19% for 2005-2010
  * Grew 25.7% to $125.6 billion in 2008
- Highly fragmented market
  * Over 3,600 pharmaceutical companies in China
  * Top Ten companies = 15% of total industry sales
- Significant imbalance in consumption of pharmaceutical products between urban area and rural area
  * 900 million rural population account for 12-14% of the total consumptions of pharmaceutical products
  * $ 5.6 billion to set up a New Rural Cooperative Medical Care System in the next 3 years





(US$ M)	FY 2008	FY 2009	vs. FY 2008	Q2 2009 (unaudited)	Q2 2010 (unaudited)	vs. Prior Period
Revenue	$33.9	$53.3	▲57.2%	$13.2	$19.4	▲46.4%
Gross Profit	$19.9	$39.0	▲96.0%	$9.7	$14.4	▲47.8%
Net Income**	$6.7	$11.5 (1)	▲ 71.6%	$3.9	$5.8 (2)	▲50.9%

(1) Excluding 2009 non-cash stock based compensation charge of $1.0 million and one-time deemed dividend of $2.7 million from beneficial conversion feature of preferred stock.
(2) Excluding non-cash stock-based compensation charge of $0.2 million for Q2 2010.

Chronic Hepatitis B in China

- A disease caused by the hepatitis B virus (HBV) which infects and inflames the liver, causing life long complications and side effects
- Approximately 130 million or 10% of the Chinese population has Hepatitis B* - over 1M new cases each year
- Its estimated $11.9 billion is spent annually in China
- Although none of the available drugs can cure the infection, some medicines can stop the virus from replicating, and minimize liver damage such as cirrhosis and liver cancer
- Chinese medicines are proven to be safe and efficacious for treating hepatitis B infection, while causing fewer side effects than Western medicines

BSPM's HBV Drug

- Xin AoXing Capsule (oral delivery) – A non-prescription OTC drug approved by SFDA in China that treats hepatitis — Affordable with average patient cost per day of $1.50 (retail)
- Chronic illness creates customer for life and recurring revenues
- Strong brand name and customer loyalty drives growth and profitability
- Extensive OTC drug distribution channels through wholesalers to drugstores and direct sales to individuals – provides easy access to cheaper medication
- Professional marketing team focusing on gaining market share in rural areas and penetrating new geographic regions

Current Product Portfolio

- Five state-approved drugs on the market
  - Xin Aoxing Oleanolic Acid Capsule
  - Paracetamol & Amantadine Hydrochloride Capsule (Gan Wang)
  - Danshen Granule
  - Pediatrics Medicine
  - Tainqi Dysmenorrhea
- Four nutritional supplements plus hernia belt complements the drug portfolio







Q2 2010 Revenue Breakdown


Capsule, 65.4%
Pediatrics
Medicine, 5.2%
Gan Wang
Capsule, 7.4%

New Product Launch

Yi Zi Capsules

- Product to prevent deformation during pregnancy and helps infertility
- Direct sales through rural distribution network

Tang Ning Capsules

- Type II diabetes, completed with diets will increase cure rates within 2 weeks
- Lowest price on the market while maintaining 54.4% gross margin

Sheng Jing Capsules

- Replenish Yin insufficiency of the kidney with low price point and high efficacy
- The kidney is the innate foundation of all organs with respect to the Yin-Yang principles

Collectively, management estimates these products will generate revenues of $7.7 million for 2010.

Research & Development

- Most R&D activities completed in the Company's in-house research department
- R&D focuses on improving current products and launching new and innovative products with substantial market potential for continuous long-term earnings.
- Strategically partner with prestigious Chinese Academic Institutions including Xianyang Material Medical Institute, Shaanxi University of Science and Technology and College of Life Sciences of Northwest University.
- Efficient and cost-effective joint R&D model provides the Company sole ownership of research results and economic benefits.

Growth Strategies

- Equip rural clinics and small to mid size hospitals with HEP-B diagnostic equipment
- Acquire pharmaceutical enterprises to complement product portfolio and expand production capacity
- Expand the New Rural Cooperative Medical Supply Network
- Build a Modern Chinese Herb Growing Base to secure raw material supply and diversify revenues through a phased investment approach
- Increase the R&D investment to develop new products – successfully launched 4 new products during first half of 2010
- Initiate Strategy to explore opportunities to export products to Hong Kong, Thailand, and Vietnam markets
- Reinforce operating and financial control systems, and enhance the corporate culture and management level to strengthen team

MANAGEMENT TEAM

Mr. Ronghua Wang, Chairman & CEO - Mr. Wang has been president of Aoxing Pharmaceutical since its establishment in May 1997 and serves as the Company's Chairman and CEO. He has been engaging in pharmaceutical production, sale and management for 15 years and is recognized as a modern entrepreneur with professional management and marketing expertise. Mr. Wang graduated from Northwest University in China with a degree in economics.

Mr. Bill Chen, CFO - Mr. Chen joined the Company in July 2010. He has worked for Ernst & Young as a senior business advisor and IBM Global Services as a senior financial advisor. Mr. Chen holds a BS in Nuclear Physics from Shanghai Fudan Univeristy, a Masters of Science in Nuclear Engineering and Accountancy from the University of Cincinnati, and a MBA from York University.

Ms. Amei Zhang, COO- Ms. Zhang joined Shaanxi Aoxing Pharmaceutical in August 1999. In April 2000, she was appointed as investment manager of the Company. In January 2004, she was appointed as sales manager and in 2007, she was appointed as director of sales to oversee sales of the Company. Ms. Zhang graduated from China Northwestern University in the major of law.

Ms. Shuang Gong, Secretary of the Board - Ms. Gong joined the Company in 2001. She served as director and marketing manager of Company's Xi'an branch. Ms. Gong received her Bachelor's degree in electromechanical integration from Xi'an Technology University and attended Executive Program in